UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2009

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 West Russell Road, Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On March 9, 2009, Herbst Gaming, Inc. (the “Company”) and certain of its subsidiaries (the “Subsidiary Guarantors”) entered into a letter agreement (the “Agreement”) with (i) lenders holding, in the aggregate, approximately 68% in amount of all of the outstanding claims under the Company’s Second Amended and Restated Credit Agreement, dated as of January 3, 2007, as amended (the “Senior Credit Facility”); (ii) Messrs. Edward J. Herbst, Timothy P. Herbst and Troy D. Herbst, in their capacities as equity holders of the Company; and (iii) Terrible Herbst, Inc. and certain of its affiliates, in their capacities as parties to agreements with the Company and/or the Subsidiary Guarantors (the “THI Parties”).  Pursuant to the Agreement, the parties thereto are contractually obligated to support the restructuring of the Company and the Subsidiary Guarantors (the “Restructuring”) in accordance with the terms of the Term Sheet included in the Agreement.

Pursuant to the Agreement, the Company and the Subsidiary Guarantors will file for bankruptcy protection under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).  The proposed Restructuring will be implemented pursuant to a joint plan of reorganization (the “Plan”) concerning the Company and each of the Subsidiary Guarantors and will principally consist of:

•                  A separation of the Company’s casino and slot route businesses into two holding companies.

•                  Conversion of all outstanding obligations under the Senior Credit Facility into debt and equity of the reorganized companies, with the lenders under the Senior Credit Facility (the “Lenders”) receiving 100% of the new equity of the reorganized casino business, and with the casino business holding company owning 10% of the new equity of the reorganized slot route business.

•                  Termination of all outstanding obligations under the Company’s 8 1/8% Senior Subordinated Notes due 2012 and the Company’s 7% Senior Subordinated Notes due 2014.

•                  Cancellation of 100% of the existing equity in the Company, which is currently held by Messrs. Edward J. Herbst, Timothy P. Herbst and Troy D. Herbst.

•                  Amendments or modifications to, or assumptions and assignments of, the Company’s related party agreements, or new agreements to be entered into, with the THI Parties and settlements of claims with the THI Parties in connection with the related party agreements.

•                  Receipt by certain of the THI Parties of 90% of the new equity of the holding company for the slot route business in exchange for the contribution of a new gaming device license agreement.

In addition, the Plan will, among other things, provide for payment in full of all trade creditors.

Pending the commencement of the Chapter 11 Cases, the Company and the Subsidiary Guarantors will continue to operate in the ordinary course of business.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Report.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1  Letter Agreement dated as of March 9, 2009.

99.1  Press Release dated March 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: March 11, 2009	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Letter Agreement dated as of March 9, 2009.
99.1	Press Release dated March 10, 2009.